UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLDEN FORK CORPORATION

(Exact name of registrant as specified in charter)

Nevada	7350	68-0680859
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

8 Hermitage Way, Meadowridge

 Constantia, 7806 Western Cape, RSA

 Tel. 01127820605069

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

BizFilings

 8040 Excelsior Dr. Suite 200

 Madison, WI 53717

 (608) 836-3974

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates:  Form S-1; SEC File Number: 333-169152.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number:  333-169152) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-169152 on September 2, 2010.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
51	Legal Opinion
23.1	Consent of Accountant
23.2	Consent of Counsel (contained in Exhibit 5.1)

SIGNATURES

 In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this October 4, 2011.

Golden Fork Corporation
October 4, 2011	By:	/s/ Alida Heyer
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director